Free Writing Prospectus (To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated March 1, 2010)	Filed Pursuant to Rule 433 Registration No. 333-145845
June 2, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: June 30, 2010

•	Initial valuation date: June 25, 2010

•	Final valuation date: December 27, 2010

•	Maturity date: December 30, 2010

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate per annum:

Deposit income*: TBD

Put premium: The coupon rate per annum minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate per annum*	Coupon Rate***	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	TBD	FWP-8	AA	TBD	13.50%	6.75%	70.00%	99.70%	TBD	0.30%	TBD	E-5448	06740LV51/ US06740LV511
Apple Inc.	TBD	FWP-10	AAPL	TBD	11.75%	5.875%	80.00%	99.70%	TBD	0.30%	TBD	E-5449	06740LV69/ US06740LV693
Apache Corporation	TBD	FWP-12	APA	TBD	11.50%	5.75%	80.00%	99.70%	TBD	0.30%	TBD	E-5450	06740LV77/ US06740LV776
Bank of America Corporation	TBD	FWP-14	BAC	TBD	12.25%	6.125%	75.00%	99.70%	TBD	0.30%	TBD	E-5451	06740LV85/ US06740LV859
Capital One Financial Corporation	TBD	FWP-16	COF	TBD	13.25%	6.625%	70.00%	99.70%	TBD	0.30%	TBD	E-5452	06740LV93/ US06740LV933
Ford Motor Company	TBD	FWP-18	F	TBD	14.50%	7.25%	70.00%	99.70%	TBD	0.30%	TBD	E-5453	06740LW27/ US06740LW279
The Goldman Sachs Group, Inc.	TBD	FWP-20	GS	TBD	11.00%	5.50%	75.00%	99.70%	TBD	0.30%	TBD	E-5454	06740LW35/ US06740LW352
Intel Corporation	TBD	FWP-22	INTC	TBD	10.50%	5.25%	80.00%	99.70%	TBD	0.30%	TBD	E-5455	06740LW43/ US06740LW436
Janus Capital Group Inc.	TBD	FWP-24	JNS	TBD	16.40%	8.20%	70.00%	99.70%	TBD	0.30%	TBD	E-5456	06740LW50/ US06740LW501
JPMorgan Chase & Co.	TBD	FWP-26	JPM	TBD	11.50%	5.75%	75.00%	99.70%	TBD	0.30%	TBD	E-5457	06740LW68/ US06740LW683
MetLife, Inc.	TBD	FWP-28	MET	TBD	14.25%	7.125%	75.00%	99.70%	TBD	0.30%	TBD	E-5458	06740LW76/ US06740LW766
Motorola, Inc.	TBD	FWP-30	MOT	TBD	10.50%	5.25%	80.00%	99.70%	TBD	0.30%	TBD	E-5459	06740LW84/ US06740LW840
Morgan Stanley	TBD	FWP-32	MS	TBD	13.60%	6.80%	75.00%	99.70%	TBD	0.30%	TBD	E-5460	06740LW92/ US06740LW923
Noble Corporation	TBD	FWP-34	NE	TBD	10.25%	5.125%	75.00%	99.70%	TBD	0.30%	TBD	E-5461	06740LWW1/ US06740LWW17
SunTrust Banks, Inc.	TBD	FWP-36	STI	TBD	15.00%	7.50%	75.00%	99.70%	TBD	0.30%	TBD	E-5462	06740LWX9/ US06740LWX99
Seagate Technology	TBD	FWP-38	STX	TBD	14.50%	7.25%	75.00%	99.70%	TBD	0.30%	TBD	E-5463	06740LWY7/ US06740LWY72
U.S. Bancorp	TBD	FWP-40	USB	TBD	11.10%	5.55%	80.00%	99.70%	TBD	0.30%	TBD	E-5464	06740LWZ4/ US06740LWZ48

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 0.30% of the principal amount of the notes, or $3 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	Interest rate for the term of the Notes (approximately 6 months)

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday,

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Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

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U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

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If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

As of December 31, 2009, the Company was operating in 31 countries. North America is the largest market with 52% of the Company’s revenues. Europe is also a significant market with 27% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
December 31, 2009	$16.51	$11.89	$16.12
March 31, 2010	$17.60	$12.26	$14.24
May 27, 2010*	$15.15	$10.56	$11.82

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $11.82

Protection level: 70.00%

Protection price: $8.27

Physical delivery amount: 84($1,000/Initial price)

Fractional shares: 0.602369

Coupon: 13.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.04% per annum

Coupon amount monthly: $11.25

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.52%
+ 90%	6.75%		90.52%
+ 80%	6.75%		80.52%
+ 70%	6.75%		70.52%
+ 60%	6.75%		60.52%
+ 50%	6.75%		50.52%
+ 40%	6.75%		40.52%
+ 30%	6.75%		30.52%
+ 20%	6.75%		20.52%
+ 10%	6.75%		10.52%
+ 5%	6.75%		5.52%

0%	6.75%		0.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.48%
- 10%	6.75%	-3.25%	-9.48%
- 20%	6.75%	-13.25%	-19.48%
- 30%	6.75%	-23.25%	-29.48%
- 40%	N/A	-33.25%	-39.48%
- 50%	N/A	-43.25%	-49.48%
- 60%	N/A	-53.25%	-59.48%
- 70%	N/A	-63.25%	-69.48%
- 80%	N/A	-73.25%	-79.48%
- 90%	N/A	-83.25%	-89.48%
- 100%	N/A	-93.25%	-99.48%

FWP-8

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers. The Company is a California corporation founded in 1977.

At the end of fiscal 2009, the Company had opened a total of 273 retail stores, including 217 stores in the U.S. and a total of 56 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
March 31, 2010	$237.48	$190.26	$234.93
May 27, 2010*	$272.46	$199.35	$253.35

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $253.35

Protection level: 80.00%

Protection price: $202.68

Physical delivery amount: 3($1,000/Initial price)

Fractional shares: 0.947109

Coupon: 11.75% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.79

FWP-9

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.00%
+ 90%	5.875%		90.00%
+ 80%	5.875%		80.00%
+ 70%	5.875%		70.00%
+ 60%	5.875%		60.00%
+ 50%	5.875%		50.00%
+ 40%	5.875%		40.00%
+ 30%	5.875%		30.00%
+ 20%	5.875%		20.00%
+ 10%	5.875%		10.00%
+ 5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-5.00%
- 10%	5.875%	-4.125%	-10.00%
- 20%	5.875%	-14.125%	-20.00%
- 30%	N/A	-24.125%	-30.00%
- 40%	N/A	-34.125%	-40.00%
- 50%	N/A	-44.125%	-50.00%
- 60%	N/A	-54.125%	-60.00%
- 70%	N/A	-64.125%	-70.00%
- 80%	N/A	-74.125%	-80.00%
- 90%	N/A	-84.125%	-90.00%
- 100%	N/A	-94.125%	-100.00%

FWP-10

Apache Corporation

According to publicly available information, Apache Corporation (the “Company”) is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. In North America, the Company’s exploration and production interests are focused in the Gulf of Mexico, the Gulf Coast, East Texas, the Permian basin, the Anadarko basin and the Western Sedimentary basin of Canada. Outside of North America, the Company has exploration and production interests in Egypt, offshore Western Australia, offshore the United Kingdom (U.K.), in the North Sea (North Sea) and onshore Argentina.

The Company’s mission is to grow a profitable upstream oil and gas company by building a portfolio of core areas which provide long-term growth opportunities through grass-roots drilling supplemented by occasional acquisitions. Operating regions are given the autonomy necessary to make drilling and operating decisions and to act quickly.

In 2009, the Company invested $4.1 billion on capital expenditures, which is 39 percent less than in 2008.

The linked share’s SEC file number is: 001-4300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$45.99	$38.53	$43.55
September 30, 2004	$51.00	$42.45	$50.11
December 31, 2004	$55.16	$47.77	$50.57
March 31, 2005	$65.90	$47.45	$61.23
June 30, 2005	$67.99	$51.52	$64.60
September 30, 2005	$78.15	$64.85	$75.22
December 30, 2005	$75.95	$59.36	$68.52
March 31, 2006	$76.25	$63.17	$65.51
June 30, 2006	$75.66	$56.50	$68.25
September 29, 2006	$72.40	$59.18	$63.20
December 29, 2006	$70.50	$59.99	$66.51
March 30, 2007	$73.44	$63.01	$70.70
June 29, 2007	$87.82	$70.53	$81.59
September 28, 2007	$91.25	$72.61	$90.06
December 31, 2007	$109.32	$87.44	$107.54
March 31, 2008	$122.34	$84.52	$120.82
June 30, 2008	$149.23	$117.65	$139.00
September 30, 2008	$145.00	$94.82	$104.28
December 31, 2008	$103.17	$57.11	$74.53
March 31, 2009	$88.07	$51.03	$64.09
June 30, 2009	$87.04	$61.60	$72.15
September 30, 2009	$95.77	$65.02	$91.83
December 31, 2009	$106.46	$88.06	$103.17
March 31, 2010	$108.92	$95.15	$101.50
May 27, 2010*	$111.00	$83.55	$91.84

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APA

Initial price: $91.84

Protection level: 80.00%

Protection price: $73.47

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.888502

Coupon: 11.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.67% per annum

Coupon amount monthly: $9.58

FWP-11

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.34%
+ 90%	5.75%		90.34%
+ 80%	5.75%		80.34%
+ 70%	5.75%		70.34%
+ 60%	5.75%		60.34%
+ 50%	5.75%		50.34%
+ 40%	5.75%		40.34%
+ 30%	5.75%		30.34%
+ 20%	5.75%		20.34%
+ 10%	5.75%		10.34%
+ 5%	5.75%		5.34%

0%	5.75%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.66%
- 10%	5.75%	-4.25%	-9.66%
- 20%	5.75%	-14.25%	-19.66%
- 30%	N/A	-24.25%	-29.66%
- 40%	N/A	-34.25%	-39.66%
- 50%	N/A	-44.25%	-49.66%
- 60%	N/A	-54.25%	-59.66%
- 70%	N/A	-64.25%	-69.66%
- 80%	N/A	-74.25%	-79.66%
- 90%	N/A	-84.25%	-89.66%
- 100%	N/A	-94.25%	-99.66%

FWP-12

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. As of December 31, 2009, in the United States, it serves more than 59 million consumer and small business relationships with more than 6,000 banking centers.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.84	$38.51	$42.31
September 30, 2004	$44.99	$41.70	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.40	$44.10
June 30, 2005	$47.44	$43.47	$45.61
September 30, 2005	$46.05	$41.13	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.24	$42.75	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.78	$46.52	$50.27
December 31, 2007	$52.96	$40.61	$41.26
March 31, 2008	$45.08	$33.12	$37.91
June 30, 2008	$41.86	$22.44	$23.87
September 30, 2008	$39.50	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.07	$6.44	$13.20
September 30, 2009	$18.25	$11.27	$16.92
December 31, 2009	$19.10	$14.12	$15.06
March 31, 2010	$18.35	$14.25	$17.85
May 27, 2010*	$19.86	$14.80	$16.18

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $16.18

Protection level: 75.00%

Protection price: $12.14

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.804697

Coupon: 12.25% per annum

Maturity: December 30, 2010

Dividend yield: 0.25% per annum

Coupon amount monthly: $10.21

FWP-13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.13%
+ 90%	6.125%		90.13%
+ 80%	6.125%		80.13%
+ 70%	6.125%		70.13%
+ 60%	6.125%		60.13%
+ 50%	6.125%		50.13%
+ 40%	6.125%		40.13%
+ 30%	6.125%		30.13%
+ 20%	6.125%		20.13%
+ 10%	6.125%		10.13%
+ 5%	6.125%		5.13%

0%	6.125%		0.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.87%
- 10%	6.125%	-3.875%	-9.87%
- 20%	6.125%	-13.875%	-19.87%
- 30%	N/A	-23.875%	-29.87%
- 40%	N/A	-33.875%	-39.87%
- 50%	N/A	-43.875%	-49.87%
- 60%	N/A	-53.875%	-59.87%
- 70%	N/A	-63.875%	-69.87%
- 80%	N/A	-73.875%	-79.87%
- 90%	N/A	-83.875%	-89.87%
- 100%	N/A	-93.875%	-99.87%

FWP-14

Capital One Financial Corporation

According to publicly available information, Capital One Financial Corporation (the “Company”) is a diversified financial services company, incorporated in Delaware on July 21, 1994, whose banking and non-banking subsidiaries market a variety of financial products and services. The Company’s principal subsidiaries include Capital One Bank (“COB”), a Virginia state chartered bank that currently offers credit card products and deposit products and also can engage in a wide variety of lending and other financial activities; Capital One, National Association (“CONA”), which offers a broad spectrum of banking products and financial services to consumers, small businesses and commercial clients; Superior Savings of New England, N.A. (“Superior”) focuses on telephonic and media-based generation of deposits; and Capital One Auto Finance, Inc. (“COAF”), which offers automobile and other motor vehicle financing products. As of December 31, 2009, the Company had $115.8 billion in deposits and $136.8 billion in managed loans outstanding.

The linked share’s SEC file number is 1-13300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$77.67	$61.15	$68.38
September 30, 2004	$75.49	$64.93	$73.90
December 31, 2004	$84.45	$67.62	$84.21
March 31, 2005	$84.75	$73.15	$74.77
June 30, 2005	$80.52	$69.09	$80.01
September 30, 2005	$85.97	$77.88	$79.52
December 30, 2005	$88.56	$71.15	$86.40
March 31, 2006	$90.04	$80.09	$80.52
June 30, 2006	$87.50	$80.41	$85.45
September 29, 2006	$87.19	$69.30	$78.66
December 29, 2006	$83.00	$74.00	$76.82
March 30, 2007	$83.84	$73.43	$75.46
June 29, 2007	$82.25	$70.24	$78.44
September 28, 2007	$79.44	$59.49	$66.43
December 31, 2007	$73.55	$44.40	$47.26
March 31, 2008	$57.68	$37.41	$49.22
June 30, 2008	$57.68	$37.31	$38.01
September 30, 2008	$63.50	$30.82	$51.00
December 31, 2008	$51.74	$23.28	$31.89
March 31, 2009	$34.67	$7.80	$12.24
June 30, 2009	$31.80	$11.56	$21.88
September 30, 2009	$39.70	$19.73	$35.73
December 31, 2009	$42.90	$32.56	$38.34
March 31, 2010	$43.60	$34.03	$41.41
May 27, 2010*	$47.73	$39.08	$42.21

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COF

Initial price: $42.21

Protection level: 70.00%

Protection price: $29.55

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.691068

Coupon: 13.25% per annum

Maturity: December 30, 2010

Dividend yield: 0.49% per annum

Coupon amount monthly: $11.04

FWP-15

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		100.25%
+ 90%	6.625%		90.25%
+ 80%	6.625%		80.25%
+ 70%	6.625%		70.25%
+ 60%	6.625%		60.25%
+ 50%	6.625%		50.25%
+ 40%	6.625%		40.25%
+ 30%	6.625%		30.25%
+ 20%	6.625%		20.25%
+ 10%	6.625%		10.25%
+ 5%	6.625%		5.25%

0%	6.625%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-4.75%
- 10%	6.625%	-3.375%	-9.75%
- 20%	6.625%	-13.375%	-19.75%
- 30%	6.625%	-23.375%	-29.75%
- 40%	N/A	-33.375%	-39.75%
- 50%	N/A	-43.375%	-49.75%
- 60%	N/A	-53.375%	-59.75%
- 70%	N/A	-63.375%	-69.75%
- 80%	N/A	-73.375%	-79.75%
- 90%	N/A	-83.375%	-89.75%
- 100%	N/A	-93.375%	-99.75%

FWP-16

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. As of December 31, 2009, the Company is one of the world’s largest producers of cars and trucks combined, and sold approximately 4,817,000 vehicles throughout the world. The Company and its subsidiaries also engage in other businesses, including financing vehicles.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.77	$13.61	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.07	$10.24
September 30, 2005	$11.19	$9.55	$9.86
December 30, 2005	$10.00	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.05	$6.17	$6.93
September 29, 2006	$9.48	$6.06	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.01	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.54	$2.40	$6.07
September 30, 2009	$8.86	$5.24	$7.21
December 31, 2009	$10.37	$6.61	$10.00
March 31, 2010	$14.54	$10.05	$12.57
May 27, 2010*	$14.57	$10.17	$11.99

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $11.99

Protection level: 70.00%

Protection price: $8.39

Physical delivery amount: 83($1,000/Initial price)

Fractional shares: 0.402836

Coupon: 14.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.08

FWP-17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.00%
+ 90%	7.25%		90.00%
+ 80%	7.25%		80.00%
+ 70%	7.25%		70.00%
+ 60%	7.25%		60.00%
+ 50%	7.25%		50.00%
+ 40%	7.25%		40.00%
+ 30%	7.25%		30.00%
+ 20%	7.25%		20.00%
+ 10%	7.25%		10.00%
+ 5%	7.25%		5.00%

0%	7.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-5.00%
- 10%	7.25%	-2.75%	-10.00%
- 20%	7.25%	-12.75%	-20.00%
- 30%	7.25%	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
- 100%	N/A	-92.75%	-100.00%

FWP-18

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of financial services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of December 31, 2009, the Company operated offices in over 30 countries and 42% of its 32,500 employees were based outside the United States. In 2009, the Company derived 44% of its net revenues outside of the Americas.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$107.50	$87.68	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.75	$102.02
September 30, 2005	$121.70	$102.02	$121.58
December 30, 2005	$134.99	$110.23	$127.71
March 31, 2006	$159.63	$124.23	$156.96
June 30, 2006	$169.31	$136.79	$150.43
September 29, 2006	$171.15	$138.97	$169.17
December 29, 2006	$206.70	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.97	$203.29	$216.75
September 28, 2007	$225.77	$157.38	$216.74
December 31, 2007	$250.70	$196.90	$215.05
March 31, 2008	$215.05	$140.27	$165.39
June 30, 2008	$203.39	$161.21	$174.90
September 30, 2008	$190.04	$85.88	$128.00
December 31, 2008	$142.00	$47.41	$84.39
March 31, 2009	$115.65	$59.13	$106.02
June 30, 2009	$151.17	$103.94	$147.44
September 30, 2009	$188.00	$135.23	$184.35
December 31, 2009	$193.60	$160.20	$168.84
March 31, 2010	$178.75	$147.81	$170.63
May 27, 2010*	$186.41	$134.20	$144.95

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $144.95

Protection level: 75.00%

Protection price: $108.71

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.898931

Coupon: 11.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.98% per annum

Coupon amount monthly: $9.17

FWP-19

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.49%
+ 90%	5.50%		90.49%
+ 80%	5.50%		80.49%
+ 70%	5.50%		70.49%
+ 60%	5.50%		60.49%
+ 50%	5.50%		50.49%
+ 40%	5.50%		40.49%
+ 30%	5.50%		30.49%
+ 20%	5.50%		20.49%
+ 10%	5.50%		10.49%
+ 5%	5.50%		5.49%

0%	5.50%		0.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.51%
- 10%	5.50%	-4.50%	-9.51%
- 20%	5.50%	-14.50%	-19.51%
- 30%	N/A	-24.50%	-29.51%
- 40%	N/A	-34.50%	-39.51%
- 50%	N/A	-44.50%	-49.51%
- 60%	N/A	-54.50%	-59.51%
- 70%	N/A	-64.50%	-69.51%
- 80%	N/A	-74.50%	-79.51%
- 90%	N/A	-84.50%	-89.51%
- 100%	N/A	-94.50%	-99.51%

FWP-20

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that develops advanced integrated digital technology products, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company develops platforms, which are integrated suites of digital computing technologies that are designed and configured to work together to provide an optimized user computing solution compared to components that are used separately. The Company’s goal is to be the preeminent provider of semiconductor chips and platforms for the worldwide digital economy.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$28.00	$21.94	$26.02
September 30, 2005	$28.84	$23.80	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$19.00
September 29, 2006	$20.95	$16.84	$20.57
December 29, 2006	$22.50	$20.03	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.74
September 28, 2007	$26.52	$22.09	$25.86
December 31, 2007	$27.99	$24.32	$26.66
March 31, 2008	$26.34	$18.05	$21.18
June 30, 2008	$25.29	$20.50	$21.48
September 30, 2008	$24.75	$17.27	$18.73
December 31, 2008	$18.69	$12.06	$14.66
March 31, 2009	$15.89	$12.05	$15.03
June 30, 2009	$16.74	$14.62	$16.55
September 30, 2009	$20.65	$15.78	$19.57
December 31, 2009	$21.27	$18.31	$20.40
March 31, 2010	$22.75	$18.95	$22.29
May 27, 2010*	$24.37	$19.90	$21.76

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $21.75

Protection level: 80.00%

Protection price: $17.40

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.977011

Coupon: 10.50% per annum

Maturity: December 30, 2010

Dividend yield: 2.79% per annum

Coupon amount monthly: $8.75

FWP-21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		101.40%
+ 90%	5.25%		91.40%
+ 80%	5.25%		81.40%
+ 70%	5.25%		71.40%
+ 60%	5.25%		61.40%
+ 50%	5.25%		51.40%
+ 40%	5.25%		41.40%
+ 30%	5.25%		31.40%
+ 20%	5.25%		21.40%
+ 10%	5.25%		11.40%
+ 5%	5.25%		6.40%

0%	5.25%		1.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-3.60%
- 10%	5.25%	-4.75%	-8.60%
- 20%	5.25%	-14.75%	-18.60%
- 30%	N/A	-24.75%	-28.60%
- 40%	N/A	-34.75%	-38.60%
- 50%	N/A	-44.75%	-48.60%
- 60%	N/A	-54.75%	-58.60%
- 70%	N/A	-64.75%	-68.60%
- 80%	N/A	-74.75%	-78.60%
- 90%	N/A	-84.75%	-88.60%
- 100%	N/A	-94.75%	-98.60%

FWP-22

Janus Capital Group Inc.

According to publicly available information, Janus Capital Group Inc. (the “Company”) provide investment management, administration, distribution and related services to individual and institutional investors through mutual funds, separate accounts and subadvised relationships in both domestic and international markets. The Company has expanded its business to become a more diversified manager with increased investment product offerings and distribution capabilities. As of December 31, 2009, the Company had $159.7 billion of assets under management.

The linked share’s SEC file number is 001-15253.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$16.98	$14.34	$16.49
September 30, 2004	$16.58	$12.60	$13.61
December 31, 2004	$16.90	$13.44	$16.81
March 31, 2005	$16.96	$13.42	$13.95
June 30, 2005	$15.99	$12.75	$15.04
September 30, 2005	$16.10	$13.87	$14.45
December 30, 2005	$20.59	$14.00	$18.63
March 31, 2006	$23.28	$18.24	$23.17
June 30, 2006	$24.20	$16.41	$17.90
September 29, 2006	$20.14	$15.50	$19.72
December 29, 2006	$21.80	$19.06	$21.59
March 30, 2007	$22.60	$19.35	$20.91
June 29, 2007	$29.83	$20.76	$27.84
September 28, 2007	$32.13	$24.90	$28.28
December 31, 2007	$37.08	$28.58	$32.85
March 31, 2008	$33.00	$21.65	$23.27
June 30, 2008	$31.54	$22.65	$26.47
September 30, 2008	$36.88	$19.70	$24.28
December 31, 2008	$25.72	$5.18	$8.03
March 31, 2009	$9.76	$3.73	$6.65
June 30, 2009	$12.48	$6.35	$11.40
September 30, 2009	$15.09	$9.63	$14.18
December 31, 2009	$16.06	$12.42	$13.45
March 31, 2010	$15.19	$11.49	$14.29
May 27, 2010*	$15.72	$10.00	$10.80

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JNS

Initial price: $10.80

Protection level: 70.00%

Protection price: $7.56

Physical delivery amount: 92($1,000/Initial price)

Fractional shares: 0.592593

Coupon: 16.40% per annum

Maturity: December 30, 2010

Dividend yield: 0.38% per annum

Coupon amount monthly: $13.67

FWP-23

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.20%		100.19%
+ 90%	8.20%		90.19%
+ 80%	8.20%		80.19%
+ 70%	8.20%		70.19%
+ 60%	8.20%		60.19%
+ 50%	8.20%		50.19%
+ 40%	8.20%		40.19%
+ 30%	8.20%		30.19%
+ 20%	8.20%		20.19%
+ 10%	8.20%		10.19%
+ 5%	8.20%		5.19%

0%	8.20%		0.19%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.20%	3.20%	-4.81%
- 10%	8.20%	-1.80%	-9.81%
- 20%	8.20%	-11.80%	-19.81%
- 30%	8.20%	-21.80%	-29.81%
- 40%	N/A	-31.80%	-39.81%
- 50%	N/A	-41.80%	-49.81%
- 60%	N/A	-51.80%	-59.81%
- 70%	N/A	-61.80%	-69.81%
- 80%	N/A	-71.80%	-79.81%
- 90%	N/A	-81.80%	-89.81%
- 100%	N/A	-91.80%	-99.81%

FWP-24

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.0 trillion in assets, $165.4 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 23 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
September 30, 2009	$46.50	$31.59	$43.82
December 31, 2009	$47.47	$40.06	$41.67
March 31, 2010	$46.05	$37.03	$44.75
May 27, 2010*	$48.20	$37.15	$40.42

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $40.42

Protection level: 75.00%

Protection price: $30.32

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.740228

Coupon: 11.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.50% per annum

Coupon amount monthly: $9.58

FWP-25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.25%
+ 90%	5.75%		90.25%
+ 80%	5.75%		80.25%
+ 70%	5.75%		70.25%
+ 60%	5.75%		60.25%
+ 50%	5.75%		50.25%
+ 40%	5.75%		40.25%
+ 30%	5.75%		30.25%
+ 20%	5.75%		20.25%
+ 10%	5.75%		10.25%
+ 5%	5.75%		5.25%

0%	5.75%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.75%
- 10%	5.75%	-4.25%	-9.75%
- 20%	5.75%	-14.25%	-19.75%
- 30%	N/A	-24.25%	-29.75%
- 40%	N/A	-34.25%	-39.75%
- 50%	N/A	-44.25%	-49.75%
- 60%	N/A	-54.25%	-59.75%
- 70%	N/A	-64.25%	-69.75%
- 80%	N/A	-74.25%	-79.75%
- 90%	N/A	-84.25%	-89.75%
- 100%	N/A	-94.25%	-99.75%

FWP-26

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2009, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
May 27, 2010*	$47.75	$36.70	$41.40

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $41.40

Protection level: 75.00%

Protection price: $31.05

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.154589

Coupon: 14.25% per annum

Maturity: December 30, 2010

Dividend yield: 1.82% per annum

Coupon amount monthly: $11.88

FWP-27

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.91%
+ 90%	7.125%		90.91%
+ 80%	7.125%		80.91%
+ 70%	7.125%		70.91%
+ 60%	7.125%		60.91%
+ 50%	7.125%		50.91%
+ 40%	7.125%		40.91%
+ 30%	7.125%		30.91%
+ 20%	7.125%		20.91%
+ 10%	7.125%		10.91%
+ 5%	7.125%		5.91%

0%	7.125%		0.91%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-4.09%
- 10%	7.125%	-2.875%	-9.09%
- 20%	7.125%	-12.875%	-19.09%
- 30%	N/A	-22.875%	-29.09%
- 40%	N/A	-32.875%	-39.09%
- 50%	N/A	-42.875%	-49.09%
- 60%	N/A	-52.875%	-59.09%
- 70%	N/A	-62.875%	-69.09%
- 80%	N/A	-72.875%	-79.09%
- 90%	N/A	-82.875%	-89.09%
- 100%	N/A	-92.875%	-99.09%

FWP-28

Motorola, Inc.

According to publicly available information, Motorola, Inc. (the “Company”) is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. The Company provides technologies, products and services that make a broad range of mobile experiences possible. Its portfolio includes wireless handsets, wireless accessories, digital entertainment devices, wireless access systems, voice and data communications systems, and enterprise mobility products. The Company is focused on high-quality, innovative products that meet the expanding needs of our customers around the world.

As of December 31, 2009, the Company’s net sales were $22 Billion.

The linked share’s SEC file number is 1-7221.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$18.68	$14.49	$16.33
September 30, 2004	$16.46	$12.38	$16.15
December 31, 2004	$18.65	$14.63	$17.20
March 31, 2005	$17.52	$14.69	$14.97
June 30, 2005	$19.23	$14.49	$18.26
September 30, 2005	$23.99	$18.05	$22.09
December 30, 2005	$24.98	$19.50	$22.59
March 31, 2006	$24.67	$20.22	$22.91
June 30, 2006	$24.24	$19.01	$20.15
September 29, 2006	$25.55	$18.66	$25.00
December 29, 2006	$26.30	$20.17	$20.56
March 30, 2007	$20.91	$17.45	$17.67
June 29, 2007	$19.18	$17.32	$17.70
September 28, 2007	$18.88	$15.61	$18.53
December 31, 2007	$19.68	$14.87	$16.04
March 31, 2008	$16.20	$8.98	$9.30
June 30, 2008	$10.38	$7.20	$7.34
September 30, 2008	$10.50	$6.53	$7.14
December 31, 2008	$7.46	$3.00	$4.43
March 31, 2009	$4.95	$2.98	$4.23
June 30, 2009	$6.95	$4.06	$6.63
September 30, 2009	$9.45	$5.91	$8.59
December 31, 2009	$9.36	$7.67	$7.76
March 31, 2010	$8.26	$6.04	$7.02
May 27, 2010*	$7.75	$6.25	$6.92

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOT

Initial price: $6.92

Protection level: 80.00%

Protection price: $5.54

Physical delivery amount: 144($1,000/Initial price)

Fractional shares: 0.508671

Coupon: 10.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

FWP-29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

FWP-30

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company”) is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. The Company conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At December 31, 2009, the Company had 61,388 employees worldwide.

The Company is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover.

The linked share’s SEC file number is 1-11758.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$48.56	$41.70	$43.81
September 30, 2004	$44.15	$38.63	$40.92
December 31, 2004	$46.45	$39.24	$46.09
March 31, 2005	$50.23	$44.44	$47.52
June 30, 2005	$49.81	$39.57	$43.56
September 30, 2005	$45.32	$41.66	$44.78
December 30, 2005	$48.70	$42.16	$47.10
March 31, 2006	$53.32	$47.10	$52.15
June 30, 2006	$54.79	$45.28	$52.47
September 29, 2006	$61.14	$49.96	$60.52
December 29, 2006	$69.23	$60.22	$67.60
March 30, 2007	$70.28	$58.88	$65.38
June 29, 2007	$75.32	$64.13	$69.63
September 28, 2007	$73.64	$54.90	$63.00
December 31, 2007	$69.23	$47.25	$53.11
March 31, 2008	$53.39	$33.56	$45.70
June 30, 2008	$51.55	$35.73	$36.07
September 30, 2008	$46.58	$11.79	$23.00
December 31, 2008	$26.73	$6.71	$16.04
March 31, 2009	$27.27	$13.10	$22.77
June 30, 2009	$31.98	$20.70	$28.51
September 30, 2009	$33.32	$24.85	$30.88
December 31, 2009	$35.78	$28.75	$29.60
March 31, 2010	$33.26	$26.16	$29.29
May 27, 2010*	$32.28	$24.80	$27.66

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $27.66

Protection level: 75.00%

Protection price: $20.75

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.153290

Coupon: 13.60% per annum

Maturity: December 30, 2010

Dividend yield: 0.74% per annum

Coupon amount monthly: $11.33

FWP-31

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.80%		100.37%
+ 90%	6.80%		90.37%
+ 80%	6.80%		80.37%
+ 70%	6.80%		70.37%
+ 60%	6.80%		60.37%
+ 50%	6.80%		50.37%
+ 40%	6.80%		40.37%
+ 30%	6.80%		30.37%
+ 20%	6.80%		20.37%
+ 10%	6.80%		10.37%
+ 5%	6.80%		5.37%

0%	6.80%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.80%	1.80%	-4.63%
- 10%	6.80%	-3.20%	-9.63%
- 20%	6.80%	-13.20%	-19.63%
- 30%	N/A	-23.20%	-29.63%
- 40%	N/A	-33.20%	-39.63%
- 50%	N/A	-43.20%	-49.63%
- 60%	N/A	-53.20%	-59.63%
- 70%	N/A	-63.20%	-69.63%
- 80%	N/A	-73.20%	-79.63%
- 90%	N/A	-83.20%	-89.63%
- 100%	N/A	-93.20%	-99.63%

FWP-32

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is an offshore drilling contractor for the oil and gas industry. The Company performs contract drilling services with its fleet of 62 mobile offshore drilling units located worldwide as of December 31, 2009. The Company’s fleet consists of 13 semisubmersibles, four dynamically positioned drillships, 43 jackups and two submersibles.

The linked share’s SEC file number is 000-53604.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 28, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
September 30, 2008	$67.12	$39.89	$43.90
December 31, 2008	$43.57	$19.25	$22.09
March 31, 2009	$29.25	$20.03	$24.09
June 30, 2009	$37.50	$23.04	$30.25
September 30, 2009	$39.60	$27.56	$37.96
December 31, 2009	$45.08	$35.87	$40.70
March 31, 2010	$45.60	$38.50	$41.82
May 27, 2010*	$43.93	$29.70	$30.07

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $30.07

Protection level: 75.00%

Protection price: $22.55

Physical delivery amount: 33($1,000/Initial price)

Fractional shares: 0.255737

Coupon: 10.25% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.54

FWP-33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

FWP-34

SunTrust Banks, Inc.

According to publicly available information, SunTrust Banks, Inc. (the “Company”) is a diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate clients. The Company was incorporated in 1984 under the laws of the State of Georgia. The principal executive offices of the Company are located in the SunTrust Plaza, Atlanta, Georgia 30308. As of December 31, 2009, there were 28,001 full-time equivalent employees within the Company.

The linked share’s SEC file number is: 001-08918.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$71.07	$61.28	$64.99
September 30, 2004	$70.69	$63.50	$70.41
December 31, 2004	$74.37	$67.03	$73.88
March 31, 2005	$74.18	$69.01	$72.07
June 30, 2005	$75.00	$69.60	$72.24
September 30, 2005	$75.77	$68.85	$69.45
December 30, 2005	$75.46	$65.32	$72.76
March 31, 2006	$76.75	$69.68	$72.76
June 30, 2006	$78.33	$72.56	$76.26
September 29, 2006	$81.59	$75.11	$77.28
December 29, 2006	$85.64	$76.76	$84.45
March 30, 2007	$87.43	$80.76	$83.04
June 29, 2007	$91.29	$78.18	$85.74
September 28, 2007	$90.47	$73.61	$75.67
December 31, 2007	$78.75	$60.04	$62.49
March 31, 2008	$70.00	$52.95	$55.14
June 30, 2008	$60.80	$32.34	$36.22
September 30, 2008	$62.75	$25.67	$44.99
December 31, 2008	$57.73	$19.77	$29.54
March 31, 2009	$30.14	$6.00	$11.74
June 30, 2009	$20.86	$10.50	$16.45
September 30, 2009	$24.42	$14.50	$22.55
December 31, 2009	$23.88	$18.45	$20.29
March 31, 2010	$28.39	$20.16	$26.79
May 27, 2010*	$32.02	$24.40	$27.61

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STI

Initial price: $27.61

Protection level: 75.00%

Protection price: $20.71

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.218761

Coupon: 15.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.15% per annum

Coupon amount monthly: $12.50

FWP-35

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.08%
+ 90%	7.50%		90.08%
+ 80%	7.50%		80.08%
+ 70%	7.50%		70.08%
+ 60%	7.50%		60.08%
+ 50%	7.50%		50.08%
+ 40%	7.50%		40.08%
+ 30%	7.50%		30.08%
+ 20%	7.50%		20.08%
+ 10%	7.50%		10.08%
+ 5%	7.50%		5.08%

0%	7.50%		0.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.92%
- 10%	7.50%	-2.50%	-9.92%
- 20%	7.50%	-12.50%	-19.92%
- 30%	N/A	-22.50%	-29.92%
- 40%	N/A	-32.50%	-39.92%
- 50%	N/A	-42.50%	-49.92%
- 60%	N/A	-52.50%	-59.92%
- 70%	N/A	-62.50%	-69.92%
- 80%	N/A	-72.50%	-79.92%
- 90%	N/A	-82.50%	-89.92%
- 100%	N/A	-92.50%	-99.92%

FWP-36

Seagate Technology

According to publicly available information, Seagate Technology (the “Company”) designs, manufactures and markets rigid disc drives. Rigid disc drives, which are commonly referred to as disc drives or hard drives, are used as the primary medium for storing electronic information in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering information over corporate networks and the Internet. The Company’s enterprise applications are used in enterprise servers, mainframes and workstations; its desktop applications are used in desktop computers; its mobile computing applications are used in notebook computers; and its consumer electronics applications are used in devices such as digital video recorders, digital music players and gaming devices.

At July 3, 2009, the Company employed 47,000 employees, temporary employees and contractors worldwide.

The linked share’s SEC file number is 001-31560.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$21.70	$14.99	$16.13
September 30, 2004	$16.48	$11.50	$14.43
December 31, 2004	$14.59	$10.11	$13.52
March 31, 2005	$18.21	$12.30	$17.27
June 30, 2005	$20.20	$16.35	$19.55
September 30, 2005	$21.50	$16.42	$17.55
December 30, 2005	$20.08	$14.50	$15.85
March 31, 2006	$20.54	$13.82	$19.99
June 30, 2006	$28.11	$19.69	$26.33
September 29, 2006	$27.74	$20.94	$22.64
December 29, 2006	$25.20	$19.15	$23.09
March 30, 2007	$27.27	$20.73	$26.50
June 29, 2007	$28.51	$22.94	$23.30
September 28, 2007	$23.47	$20.10	$21.77
December 31, 2007	$26.84	$21.63	$25.58
March 31, 2008	$28.91	$23.62	$25.50
June 30, 2008	$25.75	$18.60	$20.94
September 30, 2008	$13.41	$10.80	$12.12
December 31, 2008	$12.17	$3.67	$4.43
March 31, 2009	$6.56	$2.98	$6.01
June 30, 2009	$10.63	$5.51	$10.46
September 30, 2009	$16.16	$9.26	$15.21
December 31, 2009	$18.59	$13.79	$18.19
March 31, 2010	$21.58	$16.48	$18.26
May 27, 2010*	$20.89	$14.81	$15.69

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.
**	In respect of the quarterly periods set forth above from the period ending June 30, 2004 up to and including the period ending June 30, 2008, the high, low and closing prices were those quoted on New York Stock Exchange. In respect of the period starting from September 30, 2008 and ending May 27, 2010, the high, low and closing prices were those quoted on NASDAQ.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STX

Initial price: $15.69

Protection level: 75.00%

Protection price: $11.77

Physical delivery amount: 63($1,000/Initial price)

Fractional shares: 0.734863

Coupon: 14.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.08

FWP-37

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.00%
+ 90%	7.25%		90.00%
+ 80%	7.25%		80.00%
+ 70%	7.25%		70.00%
+ 60%	7.25%		60.00%
+ 50%	7.25%		50.00%
+ 40%	7.25%		40.00%
+ 30%	7.25%		30.00%
+ 20%	7.25%		20.00%
+ 10%	7.25%		10.00%
+ 5%	7.25%		5.00%

0%	7.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-5.00%
- 10%	7.25%	-2.75%	-10.00%
- 20%	7.25%	-12.75%	-20.00%
- 30%	N/A	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
- 100%	N/A	-92.75%	-100.00%

FWP-38

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company with its principal offices in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956.

The linked share’s SEC file number is 1-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
June 30, 2009	$21.79	$13.92	$17.92
September 30, 2009	$23.49	$16.11	$21.86
December 31, 2009	$25.58	$20.80	$22.51
March 31, 2010	$26.69	$22.53	$25.88
May 27, 2010*	$28.41	$22.16	$24.43

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $24.43

Protection level: 80.00%

Protection price: $19.54

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.933279

Coupon: 11.10% per annum

Maturity: December 30, 2010

Dividend yield: 0.83% per annum

Coupon amount monthly: $9.25

FWP-39

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.55%		100.42%
+ 90%	5.55%		90.42%
+ 80%	5.55%		80.42%
+ 70%	5.55%		70.42%
+ 60%	5.55%		60.42%
+ 50%	5.55%		50.42%
+ 40%	5.55%		40.42%
+ 30%	5.55%		30.42%
+ 20%	5.55%		20.42%
+ 10%	5.55%		10.42%
+ 5%	5.55%		5.42%

0%	5.55%		0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.55%	0.55%	-4.58%
- 10%	5.55%	-4.45%	-9.58%
- 20%	5.55%	-14.45%	-19.58%
- 30%	N/A	-24.45%	-29.58%
- 40%	N/A	-34.45%	-39.58%
- 50%	N/A	-44.45%	-49.58%
- 60%	N/A	-54.45%	-59.58%
- 70%	N/A	-64.45%	-69.58%
- 80%	N/A	-74.45%	-79.58%
- 90%	N/A	-84.45%	-89.58%
- 100%	N/A	-94.45%	-99.58%

FWP-40